Exhibit 10.8

MOBO SYSTEMS, INC.

STOCK OPTION GRANT NOTICE

(2015 EQUITY INCENTIVE PLAN)

Mobo Systems, Inc. (the “Company”), pursuant to its 2015 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐	Incentive Stock Option[1]	☐	Nonstatutory Stock Option
Exercise Schedule:	☐	Same as Vesting Schedule	☐	Early Exercise Permitted

Vesting Schedule:	[1/4th of the shares vest one year after the Vesting Commencement Date. 1/48th of the shares vest monthly thereafter over the next three years.]

Payment:

By one or a combination of the following items (described in the Stock Option Agreement):

☐   By cash or check

☐   Pursuant to a Regulation T Program if the Shares are publicly traded

☐   By delivery of already-owned shares if the Shares are publicly traded

☐   By deferred payment

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

MOBO SYSTEMS, INC.	OPTIONHOLDER:

By:
	Signature		Signature
Title:		Date:
Date:

ATTACHMENTS: Stock Option Agreement, 2015 Equity Incentive Plan and Notice of Exercise

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If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

MOBO SYSTEMS, INC.

2015 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Mobo Systems, Inc. (the “Company”) has granted you an option under its 2015 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates that “Early Exercise” of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

(a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

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4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) Pursuant to deferred payment as approved by the Board.

5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7. TERM. You may not exercise your option before the commencement or after the expiration of its term. Except as otherwise set forth in your Grant Notice, the term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

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(b) three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 6, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven months after the Date of Grant, and (B) the date that is three months after the termination of your Continuous Service, and (y) the Expiration Date;

(c) twelve (12) months after the termination of your Continuous Service due to your Disability;

(d) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your permanent and total disability, as defined in Section 22(e) of the Code. (The definition of disability in Section 22(e) of the Code is different from the definition of the Disability under the Plan). The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

The Company’s determination of the reason for termination of your Continuous Service shall be conclusive and binding on you and your representatives or legatees and any applicable transferee.

8. EXERCISE.

(a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you and you hereby agree to (x) enter into an

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arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise and/or (y) execute and deliver to the Company any applicable securityholders’ agreement, investor rights agreement, voting agreement, drag-along agreement, right of first refusal and co-sale agreement or similar agreement (or a joinder thereto) that may be in effect from time to time among the Company and the holders of its capital securities (and which may contain, among other provisions, additional restrictions on transfer rights of repurchase in favor of the Company), including, without limitation, the Amended and Restated Voting Agreement, dated as of January 12, 2016, by and among the Company and the other parties thereto (as it may be amended and/or restated from time to time) and the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of January 12, 2016, by and among the Company and the other parties thereto (as it may be amended and/or restated from time to time) (collectively, the “Securityholders’ Documents”).

(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d) By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

10. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided,

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however, that if your option is an Incentive Stock Option and the right of first refusal described in the Company’s bylaws in effect at the time the Company elects to exercise its right is more beneficial to you than the right of first refusal described in the Company’s bylaws on the Date of Grant, then the right of first refusal described in the Company’s bylaws on the Date of Grant shall apply. The Company’s right of first refusal shall expire on the Listing Date. For purposes of this Agreement, Listing Date shall mean the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or on the National Market System of the Nasdaq Stock Market (or any successor to that entity).

11. RIGHT OF REPURCHASE.

(a) Shares that you acquire upon exercise of your option are subject to any right of repurchase that may be described in the Securityholders’ Documents in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of repurchase described in any of the Securityholders’ Documents at such time, the right of repurchase described below will apply. The Company’s right of repurchase below will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(b) The Company may elect (but is not obligated) to repurchase all or any part of the Shares that you acquire upon exercise of your option (the Company’s “Repurchase Right”). If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Shares which are subject to the provisions of your option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the Shares acquired upon exercise of your option will be immediately subject to this Repurchase Right with the same force and effect as the Shares subject to the Company’s Repurchase Right immediately before such event.

(c) The Company’s Repurchase Right will be exercisable within the 210 day period (or in the event the Repurchase Event occurs as a result of your death or Disability, 15 months), following the later of (x) a Repurchase Event or (y) your exercise of your option in connection with or following a Repurchase Event (or such longer period as may be required to avoid classification of the option as a liability for financial accounting purposes), or such longer period as may be agreed to by the Company and you (the “Repurchase Period”). Each of the following events will constitute a “Repurchase Event”:

(i) Termination of your Continuous Service for any reason or no reason, with or without Cause, including death or Disability, in which event the Repurchase Period will commence on the date of termination of your Continuous Service (or in the case of a post-termination exercise of your option, the date of such exercise).

(ii) If applicable, you, your legal representative, or other holder of Shares acquired upon exercise of your option attempts to sell, transfer or otherwise dispose of any of the Shares without compliance with the terms and conditions of the applicable Securityholders’ Documents, in which event the Repurchase Period will commence on the date the Company receives actual notice of such attempted sale, transfer or other disposition.

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(iii) The receivership, bankruptcy, or other creditor’s proceeding regarding you or the taking of any of the Shares by legal process, such as a levy of execution, in which event the Repurchase Period will commence on the date the Company receives actual notice of the commencement of pendency of the receivership, bankruptcy or other creditor’s proceeding or the date of such taking, as the case may be.

(d) The Company will exercise its Repurchase Right for cash or by offsetting and cancelling any indebtedness then owed to the Company (or combination of the foregoing) and will give you written notice (by registered or certified mail) accompanied by payment for the Shares within thirty (30) calendar days after the Company’s exercise of its Repurchase Right or, if later, ninety (90) calendar days after a proper purchase of Shares following such Repurchase Event (i.e., upon exercise of the option), including after any extension of the Repurchase Period for financial accounting purposes.

(e) The repurchase price will be equal to (i) the lesser of (x) the Shares’ Fair Market Value determined as of the date of repurchase or (y) your original purchase or acquisition price with respect to the Shares being repurchased (subject to any adjustments for Capitalization Adjustments) in the event that the Repurchase Event occurs as a result of a termination of your Continuous Service for Cause and (ii) in the case of any other Repurchase Event, the Shares’ Fair Market Value determined as of the date of repurchase (or if a Repurchase Event described in 3(iii), above, occurs, determined as of the last day of the month preceding the month in which the applicable proceeding involved commenced or the taking occurred).

(f) To ensure that the Shares subject to the Company’s Repurchase Right will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the Shares that you purchase upon exercise of your option with an escrow agent designated by the Company (which agent may, in the Company’s discretion, be the Company) under the terms and conditions of an escrow arrangement or agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Repurchase Right, the agent will deliver to you the Shares and any other property no longer subject to such restriction. In the event the Shares and any other property held in escrow are subject to the Company’s exercise of its Repurchase Right, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within thirty (30) days after payment by the Company for the Shares, the escrow agent will deliver the Shares that the Company has purchased to the Company and will deliver the payment received from the Company to you.

12. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

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13. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

14. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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NOTICE OF EXERCISE

Mobo Systems, Inc. [ADDRESS] [CITY AND STATE]	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

Promissory note delivered herewith:	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the, 2015 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option, (iv) to execute a counterpart signature page to the Amended and Restated Voting Agreement, dated as of January 12, 2016, by and among the Company and the other parties thereto (as it may be amended and/or restated from time to time) and (v) to execute a counterpart signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of January 12, 2016, by and among the Company and the other parties thereto (as it may be amended and/or restated from time to time).

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I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and “control securities” under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

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MOBO SYSTEMS, INC.

STOCK APPRECIATION RIGHT GRANT NOTICE

(2015 EQUITY INCENTIVE PLAN)

Mobo Systems, Inc. (the “Company”) hereby awards to Participant a Stock Appreciation Right with respect to number of shares of the Company’s Common Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2015 Equity Incentive Plan (the “Plan”) and the Stock Appreciation Right Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the meanings set forth in the Plan or the Award Agreement. Except as explicitly provided herein or in the Award Agreement, in the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Stock Appreciation Rights (“SARs”):

Measurement Price:	per SAR
Expiration Date:	The Expiration Date is the earliest of: (i) the second anniversary of the date of termination of Participant’s Continuous Service, (ii) the seventh anniversary of the Date of Grant, and (iii) the date of termination of Participant’s Continuous Service for Cause (as defined in the Plan).

Vesting Schedule:	The SARs will vest on the first to occur of: (1) a Change in Control (as defined in the Plan) or (2) the effective date of a registration statement of the Company filed under the Securities Act for the sale of the Company’s Common Stock (the “IPO”), in each case, prior to the Expiration Date.

To the extent any payment hereunder upon such Change in Control is deferred compensation subject to Section 409A of the Code, and not otherwise exempt from complying with the provisions of Section 409A of the Code, then a Change in Control shall only be deemed to occur if the Change in Control also qualifies as a change in ownership or effective control of a corporation, or a change in ownership of a substantial portion of a corporation’s assets as defined in Treasury Regulation Section 1.409A-3(i)(5).

Settlement:	If the SARs vests as provided for above, then the Company will deliver a number of shares of Common Stock having a Fair Market Value (measured as of the applicable vesting date) equal to (a) the excess of (i) the Fair Market Value per share of Common Stock on the applicable vesting date over (ii) the Measurement Price per SAR listed above, multiplied by (b) the number of vested SARs subject to this Award (the “SAR Payment Amount”), or, in the Company’s discretion, an amount in cash equal to the SAR Payment Amount. Shares, if any, issued hereunder, will be issued in accordance with the issuance schedule set forth in Section 6 of the Award Agreement. If the SARs do not vest on or prior to the Expiration Date, this Award will terminate without any payment of consideration therefor and will not be settled hereunder.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Stock Appreciation Right Grant Notice, the Award Agreement and the Plan.

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Participant further acknowledges that as of the Date of Grant, this Stock Appreciation Right Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements, promises and/or representations on that subject, with the exception of (i) stock options, restricted stock units or other stock awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein.

Notices may be delivered to the Participant by electronic transmission by email and in such instance, such notices shall be sent to the electronic mail address set forth below the Participant’s signature or to such other electronic mail address as shall be designated by the Participant in a written notice sent to:

Mobo Systems, Inc.

26 Broadway, 24th Floor

New York, New York 10004

Attention: Corporate Secretary

This consent applies to any and all notices required to be given to the Participant for any purposes relating to this Award, Participant’s SARs or any Common Stock issuable upon vesting of the SARs.

By accepting this Award, the undersigned Participant acknowledges having received and read this Stock Appreciation Right Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

MOBO SYSTEMS, INC.		PARTICIPANT:

By:
	Signature	Signature
Title:		Date:
Date:		Designated Email Address:

ATTACHMENTS: Award Agreement, 2015 Equity Incentive Plan

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MOBO SYSTEMS, INC.

2015 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

Pursuant to the Stock Appreciation Right Grant Notice (the “Grant Notice”) and this Stock Appreciation Right Agreement (the “Agreement”) and in consideration of your services, Mobo Systems, Inc. (the “Company”) has awarded you a Stock Appreciation Right Award (the “Award”) under its 2015 Equity Incentive Plan (the “Plan”) for the number of SARs set forth on the Grant Notice. Capitalized terms not explicitly defined in this Agreement will have the same meanings given to them in the Plan or the Grant Notice, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. GRANT OF THE AWARD. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the SARs or the delivery of the Common Stock to be issued in respect of the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of SAR Payment Amount, in part or in full satisfaction of the delivery of Common Stock upon vesting of your SARs, and, to the extent applicable, references in this Agreement and the Grant Notice to Common Stock issuable in connection with your SARs will include the potential payment of the SAR Payment Amount in cash upon settlement of such right.

2. VESTING. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice.

3. CAPITALIZATION ADJUSTMENTS AND TRANSACTIONS. The number of SARs subject to your Award and the Measurement Price may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional SARs, shares, cash or other property that become subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other SARs covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. The Board will, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3. Further, in connection with a Transaction, this Award shall be subject to the provisions of Section 9(c) of the Plan.

4. SECURITIES LAW COMPLIANCE. You may not be issued any shares of Common Stock in respect of your Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations. To the extent the Company is unable to issue shares of Common Stock pursuant to this Section 4, the Company may pay you the SAR Payment Amount in cash as provided in Section 6(a).

5. TRANSFER RESTRICTIONS. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities

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laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you in accordance with Section 6 of this Agreement. For example, you may not use shares that may be issued in respect of your SARs as security for a loan. After the shares have been issued to you, you cannot assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares except in compliance with the Company’s Bylaws, any applicable securityholders’ agreement, investor rights agreement, voting agreement, drag-along agreement, right of first refusal and co-sale agreement or similar agreement that may be in effect from time to time among the Company and the holders of its capital securities (collectively, “Securityholders’ Documents”) and provided that any such actions are in compliance with the provisions herein, any applicable Company policies (including, but not limited to, insider trading and window period policies) and applicable securities laws.

6. DATE OF ISSUANCE.

(a) Subject to the satisfaction of the Withholding Taxes set forth in Section 10 of this Agreement, to the extent the Company does not elect to settle this Award in cash, on the applicable vesting date the Company will deliver to you a number of shares of Common Stock having a Fair Market Value equal to the SAR Payment Amount (measured as of the applicable vesting date). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date will instead fall on the next following business day. Notwithstanding the foregoing, to the extent applicable at a vesting date when shares are registered under the Securities Act, in the event that (i) any shares covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur: (A) during an open “window period” applicable to you under the Company’s policy permitting officers, directors and other designated individuals to sell shares only during certain “window” periods, in effect from time to time (the “Policy”), (B) on a day on which you are permitted to sell shares of Common Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or (C) on a date when you are otherwise permitted to sell shares of Common Stock on the open market, and (ii) the Company elects not to satisfy its obligations for Withholding Taxes (as defined in Section 10) by withholding shares from your distribution or withholding from other compensation otherwise payable to you by the Company, then such shares will not be delivered on such Original Distribution Date and will instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such Policy (regardless of whether you are still providing Continuous Service at such time) or the next business day when you are not prohibited from selling shares of Common Stock in the open market, but in no event later than the later of (i) the fifteenth (15th) day of the third month following the end of the calendar year in which the applicable shares covered by the Award vest or (ii) the fifteenth (15th) day of the third month following the end of the Company’s taxable year in which the applicable shares covered by the Award vest (the “Issuance Deadline”). Delivery of the shares pursuant to the provisions of this Section 6(a) is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such manner. The form of such delivery of the shares (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.

(b) If the Company elects to issue you cash in part or in full satisfaction of the shares of Common Stock issuable upon vesting of your SARs, then the foregoing provisions of this Section 6(a) will not apply and such cash will be paid to you in a lump sum at any time on or after the vesting date of your SARs, but in no event later than the Issuance Deadline.

(c) As a condition to the issuance of any shares of Common Stock upon settlement of this Award, the Company may require you and you hereby agree to execute and deliver to the Company any applicable Securityholders’ Documents (or a joinder thereto) that may be in effect from time to time among the Company and the holders of its capital securities (and which may contain, among other provisions, additional restrictions on transfer rights of repurchase in favor of the Company).

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7. DIVIDENDS. You will receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

8. RESTRICTIVE LEGENDS. The shares issued in respect of your Award will be endorsed with appropriate legends determined by the Company.

9. AWARD NOT AN EMPLOYMENT OR SERVICE CONTRACT.

(a) Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in the Grant Notice herein or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule set forth in Section 2 and in the Grant Notice is earned only by continuing as an employee, director or consultant at the will of the Company or an Affiliate (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth in the Grant Notice or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant with the Company or an Affiliate for the term of this Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company or an Affiliate to terminate your Continuous Service at any time, with or without cause and with or without notice.

(c) Your Award is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one year or at one time does not in any way entitle you to an Award in the future. The Plan is wholly discretionary and is not to be considered part of your normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of your Award is an extraordinary item of compensation which is outside the scope of your service contract (if any).

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10. RESPONSIBILITY FOR TAXES.

(a) On or before the time you receive a distribution of the shares of Common Stock underlying the SARs or a cash payment, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you or the cash payment and/or otherwise agrees to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with the Award (the “Withholding Taxes”). Subject to Section 10(d) of this Agreement, if applicable, and notwithstanding any other provision of this Section, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to the Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the SARs with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income (or such lesser amount as may be necessary to avoid classification of the SARs as a liability for financial accounting purposes); or (iv) withholding cash from the Award settled in cash.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock or make a cash payment.

(c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or the cash payment or it is determined after the delivery of Common Stock or the cash payment to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

(d) If specified in the Grant Notice, you may direct the Company to withhold shares of Common Stock with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

11. LOCK-UP PERIOD. By accepting your Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock-Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

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12. DATA TRANSFER. You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, and the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the Stock Plan Administrator at the Company (the “Stock Plan Administrator”). You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. You may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, you may contact the Stock Plan Administrator.

13. RIGHT OF FIRST REFUSAL. The shares of Common Stock issued to you pursuant to your Award are subject to any right of first refusal that may be described in the Company’s bylaws or Securityholders’ Agreements in effect at such time the Company elects to exercise its right.

14. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

15. NOTICES. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award you consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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16. INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the shares of Common Stock or rights to the shares of Common Stock under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country or any country in which the Company’s shares of Common Stock are registered or listed). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

17. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award may be transferred to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, to the extent applicable, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

20. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any

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portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

21. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

22. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

23. NO OBLIGATION TO MINIMIZE TAXES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

24. COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A of the Code and any state law of similar effect (collectively, “Section 409A”), and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). The Company makes no representation or warranty and will have no liability to you or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, Section 409A.

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This Agreement will be deemed to be signed by you upon the signing by you of the Grant Notice to which it is attached.

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